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                                                                    EXHIBIT 99.2

                             JOHNSON CONTROLS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

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                                                                                                      SEPTEMBER 30,
(IN MILLIONS)                                                                              2002           2001            2000
                                                                                        -----------    -----------    -----------
OPERATING ACTIVITIES
Net income                                                                              $     600.5    $     478.3    $     472.4

Adjustments to reconcile net income to cash provided by operating activities
      Depreciation                                                                            499.4          433.7          385.3
      Amortization of intangibles*                                                             17.4           82.2           76.5
      Equity in earnings of partially-owned affiliates, net of dividends received             (17.1)          (6.9)         (12.8)
      Deferred income taxes                                                                    (7.4)          66.6           56.3
      Minority interests in net earnings of subsidiaries                                       57.9           53.3           44.4
      Other                                                                                   (39.1)         (40.6)         (11.7)
      Changes in working capital, excluding acquisition and divestiture of businesses
        Receivables                                                                          (272.6)        (298.6)        (199.9)
        Inventories                                                                            10.5            0.9          (39.3)
        Other current assets                                                                   24.6          137.2          (69.3)
        Accounts payable and accrued liabilities                                               56.3           73.5          173.9
        Accrued income taxes                                                                   34.4           (1.1)         (98.7)
        Billings in excess of costs and earnings on uncompleted contracts                      24.2           (5.5)          13.2
                                                                                        -----------    -----------    -----------
          Cash provided by operating activities                                               989.0          973.0          790.3
                                                                                        -----------    -----------    -----------

INVESTING ACTIVITIES
Capital expenditures                                                                         (496.2)        (621.5)        (546.7)
Sale of property, plant and equipment                                                          54.1          141.0           42.5
Acquisition of businesses, net of cash acquired                                              (644.7)        (231.1)         (80.9)
Divestiture of business                                                                          --             --           75.0
Changes in long-term investments - net                                                          5.2          (48.8)         (72.3)
                                                                                        -----------    -----------    -----------
          Cash used by investing activities                                                (1,081.6)        (760.4)        (582.4)
                                                                                        -----------    -----------    -----------

FINANCING ACTIVITIES
Decrease in short-term debt - net                                                            (304.9)         (85.2)         (39.6)
Increase in long-term debt                                                                    638.8          241.9          125.9
Repayment of long-term debt                                                                  (249.0)        (157.0)        (168.0)
Payment of cash dividends                                                                    (125.3)        (117.6)        (106.2)
Other                                                                                          28.4           20.7           (4.5)
                                                                                        -----------    -----------    -----------
          Cash used by financing activities                                                   (12.0)         (97.2)        (192.4)
                                                                                        -----------    -----------    -----------
Effect of exchange rate changes on cash and cash equivalents                                   (8.0)         (16.4)         (16.1)
                                                                                        -----------    -----------    -----------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                        $    (112.6)   $      99.0    $      (0.6)
                                                                                        ===========    ===========    ===========
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* The Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets,"
effective October 1, 2001 and accordingly no longer amortizes goodwill. Goodwill amortization included in 2001 and 2000 was $70.8 million and $66.5 million, respectively.